Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

August 10, 2026

Fox Corporation

1211 Avenue of the Americas

New York, NY 10036

Ladies and Gentlemen:

We have acted as counsel to Fox Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer, issuance and/or sale by the Company, from time to time, of an indeterminate amount of:

(i)	debt securities of the Company (the “Debt Securities”), which maybe senior or subordinated;

(ii)	Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”);

(iii)	Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”); and

(iv)	preferred stock, par value $0.01 per share, of the Company (“Preferred Stock” and, together with the Debt Securities, the Common Stock, the “Securities”)

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, including the prospectus, dated the date hereof, which forms a part of the Registration Statement (the “Prospectus”); (ii) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”); (iii) the Amended and Restated Bylaws of the Company (the “Bylaws”); (iv) the indenture for the Debt Securities (the “Base Indenture”); and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Debt Securities. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and will at all relevant times comply with all applicable laws; (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, as applicable; (v) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the appropriate prospectus supplement and the applicable definitive purchase, underwriting or similar agreement; (vi) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued; (vii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority; (viii) the Base Indenture and any amendments or supplemental indentures thereto, will have been qualified under the Trust Indenture Act of 1939, as amended; (ix) the issuance (including the execution, delivery and performance thereof) and the terms of the Debt Securities and the terms of the offering and sale thereof will have been duly authorized; (x) the terms of the Debt Securities and their issuance and sale will have been duly established in conformity with the Base Indenture and any amendment or applicable supplemental indenture thereto, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (xi) the Debt Securities will have been duly executed and authenticated in accordance with the Base Indenture and any amendment or applicable supplemental indenture, and will be issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (xii) the Company will have received the consideration therefor, then such Debt Securities will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. Common Stock. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Common Stock is offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) of the Common Stock and the terms of the offering and sale thereof have been duly authorized; (iii) the issuance and sale of such Common Stock will have been duly established in conformity with the Certificate of Incorporation so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) such Common Stock has been issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (v) the Company has received the consideration therefor, then such Common Stock (including any Common Stock issuable upon conversion, exercise or exchange of any Securities) will be validly issued, fully paid and nonassessable.

3. Preferred Stock. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Preferred Stock is offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of such Preferred Stock and the terms of the offering and sale thereof have been duly authorized; (iii) a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (iv) the terms of such Preferred Stock and its issuance and sale will have been duly established in conformity with the Certificate of Incorporation and the applicable certificate of designations so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) such Preferred Stock has been issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Preferred Stock (including any Preferred Stock issuable upon conversion, exercise or exchange of any Securities) will be validly issued, fully paid and nonassessable.

Each opinion expressed above with respect to legality, validity, binding effect and enforceability is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction, or, in the case of Delaware, any other laws.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP